Exhibit 10.13

CONSENT, WAIVER AND FIRST AMENDMENT

TO NOTE PURCHASE AGREEMENT

THIS CONSENT, WAIVER AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Consent”) is entered into as of July 21, 2006 by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”; Borrower, Holdings and Panther Sub are collectively referred to herein as the “Loan Parties” and each individually as a “Loan Party”), YORK STREET MEZZANINE PARTNERS L.P., YORK STREET MEZZANINE PARTNERS II, L.P., CUNA MUTUAL LIFE INSURANCE COMPANY, MEMBERS LIFE INSURANCE COMPANY, CUNA MUTUAL INSURANCE SOCIETY, CUMIS INSURANCE SOCIETY, INC. and the other lenders from time to time party to the Note Purchase Agreement (collectively, the “Lenders” and individually each a “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and the Lenders have entered into that certain Note Purchase Agreement dated as of January 11, 2006 (as the same has been and hereafter may be amended, modified, restated or otherwise supplemented from time to time, the “Note Purchase Agreement”);

WHEREAS, Borrower has informed the Lenders that Borrower wishes to acquire certain assets of Con-way Expedite & Brokerage Inc., a Delaware corporation (“Con-Way”) pursuant to that certain Asset Purchase Agreement dated as of July 21, 2006 (the “Purchase Agreement”) by and among Con-Way, Con-way Transportation LLC, a Delaware limited liability company, Con-way, Inc., a Delaware corporation and Borrower (such acquisition pursuant to the Purchase Agreement, the “Con-Way Acquisition”);

WHEREAS, in connection with the Con-Way Acquisition Borrower intends to use proceeds of revolving loans under the Senior Credit Agreement in the aggregate principal amount of $8,000,000 for the sole and express purpose of paying the purchase price for, and the fees, costs and expenses related to, the Con-Way Acquisition;

WHEREAS, Borrower has requested that the Lenders (a) consent to the Con-Way Acquisition, (b) agree to waive an Event of Default existing under the Note Purchase Agreement and other Senior Subordinated Debt Documents as a result of Holdings changing its legal name to “Panther Expedited Services, Inc.” (the “Existing Event of Default”) and (c) agree to amend the Note Purchase Agreement as set forth herein; and

WHEREAS, the Lenders are willing to grant such consents and make the waiver and amendment, in each case, subject to the terms, conditions and other provisions set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

2. Consent and Agreement. Notwithstanding anything to the contrary contained in the Note Purchase Agreement or any other Senior Subordinated Debt Document, and subject to and in accordance with the terms of this Consent, the Lenders hereby consent to the Con-Way Acquisition.

3. Limited Waiver. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance upon the representations and warranties of the Borrower set forth in the Note Purchase Agreement and in this Consent, the Lenders hereby waive the Existing Event of Default. The foregoing is a limited waiver and the execution and delivery of this Amendment does not (a) constitute a waiver of any term or provision of the Senior Subordinated Debt Documents, except as expressly set forth above, or (b) constitute a waiver by any Lender of any of its other rights or remedies under the Senior Subordinated Debt Documents (all such rights and remedies being expressly reserved).

4. Amendments. Subject to the conditions set forth below, and in reliance upon the representations and warranties of the Loan Parties set forth in the Note Purchase Agreement and in this Consent, the definition of “Pro Forma Acquisition EBITDA” in Exhibit B to Covenant 6.2 of Exhibit 4.2(b) (Compliance Certificate) of the Note Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

“The foregoing notwithstanding, “Pro Forma Acquisition EBITDA” attributable to Con-way shall be deemed to be $285,000 for each fiscal month commencing with the fiscal month of August 2005 through and including the fiscal month of July 2006.”

5. Conditions Precedent. The effectiveness of this Consent is subject to the following conditions precedent or concurrent:

(a) the execution and delivery of this Consent by each of the Loan Parties, and the Majority Purchasers;

(b) delivery to the Lenders of the documents and other items identified in the Document Checklist, a copy of which is attached hereto as Exhibit A, all in form and substance reasonably satisfactory to the Majority Purchasers;

(c) the Con-Way Acquisition shall have been consummated in accordance with all material Requirements of Law and of the Con-Way Purchase Agreement (no material provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Majority Purchasers), for a purchase price not to exceed $8 million and Con-Way shall have fully performed all of the obligations to be performed by it under the Con-Way

Purchase Agreement; and

(d) receipt by the Lenders of evidence in form and substance reasonably satisfactory to the Majority Purchasers of the consent to and acknowledgment of the Con-Way Acquisition by the Senior Lenders.

6. Representations and Warranties. Each Loan Party, jointly and severally, hereby represents and warrants to the Lenders as follows:

(a) Such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Such Loan Party has the power and authority to execute, deliver and perform its obligations under this Consent, the Con-Way Purchase Agreement (in the case of the Borrower) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(c) the execution, delivery and performance by such Loan Party of this Consent, the Con-Way Purchase Agreement (in the case of the Borrower) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action;

(d) this Consent, the Con-Way Purchase Agreement (in the case of the Borrower) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(e) the Con-Way Acquisition is permitted pursuant to all material Requirements of Law and all material agreements, documents and instruments to which the Borrower is a party or by which any of its properties or assets are bound;

(f) the Con-Way Purchase Agreement and all other documents, agreements and instruments executed in connection therewith collectively set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby;

(g) on the date hereof, each of the representations and warranties of the Loan Parties and, to the best knowledge of the Loan Parties, of Con-Way contained in the Con-Way Purchase Agreement is true, correct and complete;

(h) all material conditions precedent to the Con-Way Acquisition have been fulfilled or (with the prior written consent of the Majority Purchasers) waived, and the Con-Way Purchase Agreement has not been amended or otherwise modified and there has been no breach of any material term thereof or condition thereto;

(i) the Senior Lenders have consented to the Con-Way Acquisition;

(j) after giving effect to the waiver set forth in Section 3 of this Consent, no Default or Event of Default exists; and

(k) after giving effect to the Con-Way Acquisition, including the incurrence of Indebtedness in connection therewith and the amendment set forth in Section 4 of this Consent, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 of the Note Purchase Agreement, recomputed for the most recent month for which financial statements have been delivered.

7. No Further Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or any of the other Senior Subordinated Debt Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Senior Subordinated Debt Documents. The Note Purchase Agreement and the other Senior Subordinated Debt Documents remain unmodified and in full force and effect.

8. References. Any reference to the Note Purchase Agreement contained in any document, instrument or agreement executed in connection with the Note Purchase Agreement, including, without limitation, any Senior Subordinated Debt Document, shall be deemed to be a reference to the Note Purchase Agreement as modified by this Consent.

9. Counterparts. This Consent may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be executed by one or more of the parties to this Consent and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

10. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of Borrower and each other Loan Party and their successors and assigns and the Lenders and their successors and assigns.

11. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by the Lenders, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as or Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Consent.

12. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

13. Severability. Wherever possible, each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Consent.

14. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Senior Subordinated Debt Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Senior Subordinated Debt Document as security for or otherwise guaranteed the Obligations under or with respect to the Senior Subordinated Debt Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Loan Parties hereby consents to this Consent and acknowledges that each of the Senior Subordinated Debt Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Consent shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of any of the Senior Subordinated Debt Documents or serve to effect a novation of the Obligations.

– Remainder of Page Intentionally Blank; Signature Page Follows –

IN WITNESS WHEREOF, the parties have executed this Consent as of the date set forth above.

BORROWER:		HOLDINGS:

PANTHER II TRANSPORTATION, INC., an Ohio corporation		PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc.

By:	/s/ John J. Sliter	By:	/s/ John J. Sliter
Name:	John J. Sliter	Name:	John J. Sliter
Title:	Treasurer/ Secretary	Title:	Treasurer/ Secretary

PANTHER SUB:

PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc.

By:	/s/ John J. Sliter
Name:	John J. Sliter
Title:	Treasurer/ Secretary

LENDERS:

YORK STREET MEZZANINE PARTNERS, L.P.

By:	York Street Capital Partners, L.L.C., its general partner

By:	/s/ Robert M. Golding
Name:	Robert M. Golding
Title:	Managing Director

YORK STREET MEZZANINE PARTNERS II, L.P.

By:	York Street Capital Partners II, L.L.C., its general partner

By:	/s/ Robert M. Golding
Name:	Robert M. Golding
Title:	Managing Director

[SIGNATURE PAGE TO WAIVER AND CONSENT]

CUNA MUTUAL INSURANCE SOCIETY

By:	/s/ Jim E. McDonald
Name:	Jim E. McDonald
Title:	Director, Private Placements

CUMIS INSURANCE SOCIETY, INC.

By:	/s/ Jim E. McDonald
Name:	Jim E. McDonald
Title:	Director, Private Placements

MEMBERS LIFE INSURANCE COMPANY

By:	/s/ Jim E. McDonald
Name:	Jim E. McDonald
Title:	Director, Private Placements

CUNA MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jim E. McDonald
Name:	Jim E. McDonald
Title:	Director, Private Placements

[SIGNATURE PAGE TO WAIVER AND CONSENT]

EXHIBIT A to Limited Consent and Waiver

DOCUMENT CHECKLIST

I.	Collateral Due Diligence

1.	Pre-closing lien searches described on Annex A hereto

II.	Certification of Documents by a Responsible Officer of Borrower

2.	Con-Way Purchase Documents:

a.	Con-Way Purchase Agreement, with all exhibits and schedules thereto

b.	Bill of Sale

c.	Form of Independent Contractor Agreement Sublease and Assignment Agreement

d.	Form of Lease Purchase Agreement Assignment and Assumption Agreement

e.	Deposit Escrow Agreement

f.	Financial Statements of Con-way

3.	Compliance Certificate demonstrating that, after giving effect to the Con-Way Acquisition, including the incurrence of Indebtedness in connection therewith, and the amendment set forth in Section 4 of the Consent, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 of the Note Purchase Agreement, recomputed for the most recent month for which financial statements have been delivered

ANNEX A to Document Checklist

UCC SEARCHES

Con-Way Expedite & Brokerage Inc.	Con-Way Transportation Services, Inc.

1. Delaware SOS	1. Delaware SOS
2. Washtenaw County, Michigan	2. Washtenaw County, Michigan